Exhibit 99.1

Contact:

Gail Gerono

Investor Relations

412-561-2762

ggerono@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

March 3, 2016

Ampco-Pittsburgh Corporation Completes Acquisition of Åkers Group

Carnegie, PA, March 3, 2016 –Ampco-Pittsburgh Corporation (NYSE: AP) today announced that it has completed its acquisition of Åkers AB (excluding its operations in France and Belgium) and certain of its affiliated companies (“Åkers Group”) from Altor Fund II GP Limited. The execution of the definitive agreement was announced on December 2, 2015.

In this transaction, Ampco acquired the following companies and businesses:

•	Åkers Sweden AB, located in Åkers Styckebruk, Sweden

•	National Roll Company, located in Avonmore, Pennsylvania, USA

•	Shanxi Åkers TISCO Roll Co., Ltd., located in Taiyuan Shanxi, China (of which Åkers Group is a 60% joint venture partner)

•	Åkers Valji Ravne d.o.o., located in Ravne na Koroškem, Slovenia

•	Vertical Seal Company, located in Pleasantville, Pennsylvania, USA

With the closing of this transaction, the forged and cast roll businesses of Union Electric Steel Corporation, a wholly owned operating subsidiary of Ampco, and Åkers Group will begin conducting business under the brand name “Union Electric Åkers.” Ampco believes that this acquisition will be immediately accretive, excluding the costs of capturing the synergies in year one.

“This acquisition brings together the world’s two roll technology leaders to provide the most reliable, high-performance products and unparalleled technical support and responsiveness,” commented John Stanik, Ampco-Pittsburgh’s Chief Executive Officer. “As the world’s largest non-government-owned roll manufacturing business, Union Electric Åkers will position us to offer a complete product line to customers in every global region.”

For additional information about the transaction, visit: www.ampcopgh.com/investors.

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation, through its operating subsidiaries, is a leading producer of forged and cast rolls for the worldwide steel and aluminum industries as well as ingot and open die forged products for the oil and gas, aluminum, and plastic extrusion industries. It is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. Ampco-Pittsburgh Corporation operates manufacturing facilities in the United States and the United Kingdom, with sales offices in the United States, United Kingdom, and Belgium. Corporate headquarters is located in Carnegie, Pennsylvania.

About Åkers Group

Åkers Group is a leading producer of cast and forged rolls for the steel and aluminum industries. The parent company was founded in 1580 and roll production commenced in 1806. The company is headquartered in Åkers Styckebruk, Sweden.

About Altor

The Altor Funds (Altor) are private equity funds. Altor is advised by Altor Equity Partners. Altor invests in companies in the Nordic region with a focus on value creation through growth initiatives, strategic development, and operational improvements.

Advisors

William Blair and Strata Advisory AB acted as the financial advisors in connection with the acquisition of Åkers Group. K&L Gates LLP acted as lead outside legal counsel to Ampco-Pittsburgh, with Setterwalls Advokatbyrå AB acting as local transaction counsel in Sweden.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, profitability and anticipated synergies, expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission, or in Ampco-Pittsburgh Corporation communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions and divestitures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, Ampco-Pittsburgh may not be able to successfully integrate the Åkers business or such integration may take longer to accomplish than expected; the expected cost savings and any synergies from the acquisition may not be fully realized within the expected timeframes; disruption from the acquisition may make it more difficult to maintain relationships with customers or suppliers; general economic and business conditions, demand for Ampco-Pittsburgh’s goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability of key raw materials and unfavorable resolution of claims against the Corporation, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Ampco-Pittsburgh, particularly our latest annual report on Form 10-K and subsequent filings. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.